UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	October 3, 2014

              Hudson Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50129	59-3547281
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

560 Lexington Avenue, New York, NY  10022

(Address of principal executive offices, including zip code)

  (212) 351-7300

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2014, the Board of Directors of Hudson Global, Inc. (the “Company”) approved grants of shares of restricted stock, including to certain of the Company’s executive officers, that will vest based on performance and service with the Company. The Compensation Committee of the Board of Directors had previously approved such grants subject to approval by the Board of Directors. The Company had not previously granted equity awards to its executive officers in 2014. The performance vesting conditions with respect to the restricted stock for executive officers are satisfied as follows: (i) 50% of the shares of restricted stock will vest based on the Company’s 2014 return on gross margin ratio, which is equal to the percentage of gross margin minus selling, general and administrative expenses divided by gross margin; and (ii) 50% of the shares of restricted stock will vest (80% at the low end of the range and 120% at the high end of the range) based on the Company’s net cash position as of December 31, 2014 excluding any proceeds from divestitures. To the extent the performance vesting conditions have been satisfied, the service vesting conditions with respect to the restricted stock are satisfied as follows: (i) one-third of the shares of restricted stock will vest on the later of the determination of the satisfaction of the performance vesting conditions and March 1, 2015, (ii) one-third of the shares of restricted stock will vest on March 1, 2016, and (iii) one-third of the shares of restricted stock will vest on March 1, 2017; provided that, in each case, the executive remains employed by the Company from the grant date through the applicable vesting date. Stephen A. Nolan, the Company’s Executive Vice President, Chief Financial Officer and Controller, will receive a grant of 107,000 shares of restricted stock that contain these vesting provisions and is the only named executive officer of the Company who was awarded such a grant. The form of restricted stock award agreement containing these vesting provisions is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On October 3, 2014, the Board of Directors of the Company also approved that the adjusted EBITDA target for the Company’s annual cash incentive program will be calculated for 2014 excluding certain businesses that the Company expects will be divested and excluding costs relating to the AlixPartners, LLP review of the Company and the Company’s proxy contest.  The Compensation Committee of the Board of Directors had previously approved such change subject to approval by the Board of Directors. The Company cannot currently determine the benefits, if any, to be paid under the annual cash incentive program in the future to the executive officers of the Company, including the Company’s named executive officers.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Form of Hudson Global, Inc. Restricted Stock Award Agreement for return on gross margin ratio and net cash position from operations vesting awards.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON GLOBAL, INC.

Date:October 9, 2014	By:	/s/ Latham Williams
Latham Williams
Senior Vice President, Legal Affairs
and Administration, Corporate Secretary

HUDSON GLOBAL, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(10.1)	Form of Hudson Global, Inc. Restricted Stock Award Agreement for return on gross margin ratio and net cash position from operations vesting awards.

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